UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2011
BLUELINX HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 953-7000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 14, 2011, BlueLinx Holdings Inc. (the “Company”) and certain of its subsidiaries, reached an agreement (the “Fifth Amendment”) with U.S. Bank National Association, in its capacity as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27, as successor in interest to German American Capital Corporation, to amend the terms of its existing Loan and Security Agreement, dated June 9, 2006, as amended (the “Mortgage Agreement”). The Fifth Amendment modifies the Mortgage Agreement as follows:
•	eliminates the requirement to obtain lender approval for any transfer of equity interests that would reduce Cerberus ABP Investor LLC’s ownership in the Company and certain of its subsidiaries, directly or indirectly, to less than 51%;

•	provides for the immediate prepayment of $38,349,062.48 of the indebtedness under the Mortgage Agreement without incurring a prepayment premium from funds currently held as collateral under the Mortgage Agreement and, if certain conditions are met, will allow for an additional prepayment on or after July 30, 2014 from funds held as collateral without incurrence of a prepayment premium;

•	allows the Company, at the lenders’ reasonable discretion, to use a portion of the cash held as collateral under the Mortgage Agreement for specified alterations, repairs, replacements and other improvements to the mortgaged properties; and

•	in the event certain financial conditions are met and the Company extends the Amended and Restated Master Lease by and among certain of its subsidiaries with respect to properties covered by the Mortgage Agreement for an additional five years, the Company may request the lenders to disburse to the Company a portion of the cash held as collateral under the Mortgage Agreement.
In connection with entering into the Fifth Amendment, the Company has agreed to pay the lenders a fee equal to 1% of the outstanding principal balance on the loan, one-half of which will be paid on or before August 15, 2011, with the remaining half being paid on December 30, 2011.
The foregoing description of the terms of the Fifth Amendment is qualified in its entirety by reference to the Fifth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1
Fifth Amendment to Loan and Security Agreement, dated July 14, 2011, between the entities set forth therein collectively as borrower and U.S. Bank National Association, in its capacity as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27, as successor in interest to German American Capital Corporation, as Lender

99.1	Press release, dated July 14, 2011, regarding the Fifth Amendment

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.
By:	/s/ Sara E. Epstein
Sara E. Epstein
Secretary
Dated: July 14, 2011